EXHIBIT 99.1

Intelligent Systems Announces Third Quarter 2005 Results

Earnings Conference Call at 11 a.m. ET Today

NORCROSS, Ga., Nov. 3, 2005 (PRIMEZONE) -- Intelligent Systems Corporation (AMEX:INS)(www.intelsys.com) announced today its financial results for the third quarter and year-to-date periods ended September 30, 2005.

In reporting the results for the third quarter and year-to-date periods of 2005, the company noted that a direct comparison of the financial results for 2005 to the same periods in 2004 is not necessarily meaningful and should not be relied upon as an indication of future performance, because the results for the three and nine-month periods ended September 30, 2004 included recognition of $7.5 million in revenue and $4.9 million in gross profit contribution related to completion of a multi-year software contract that was significantly larger than the company's historical and currently anticipated software contracts.

For the three months ended September 30, 2005, the company recorded revenue of $3.3 million compared to revenue of $10.4 million for the same period in 2004. Net loss for the three-month period ended September 30, 2005 was $1.2 million or $0.26 per basic and diluted share compared to net income of $5.0 million or $1.12 per basic share ($1.09 per diluted share) for the comparable period in 2004.

For the nine-month period ended September 30, 2005, the company recorded revenue of $11.5 million, compared to $18.4 million in the same period last year. Net loss for the nine month period in 2005 was $682,000 or $0.15 per basic and diluted share, compared to net income of $2.0 million or $0.44 per basic share ($0.43 per diluted share) in the nine month period of 2004.

Excluding the above-noted positive impact of the large software contract in 2004, total revenue for the three and nine month periods ended September 30, 2005 would have reflected an increase of 11 percent and 5 percent over the comparable periods in 2004, mainly as a result of an increase in professional services and software maintenance revenue at the company's VISaer and QS Technologies subsidiaries. Additionally, excluding the above-noted positive impact of the large software contract in 2004, the company's loss from operations for the three and nine month periods ended September 30, 2005 would have been lower than in the comparable periods in 2004. The company reduced its operating expenses by five and 12 percent, respectively, in the three and nine month periods ended September 30, 2005 compared to the respective periods in 2004.

In the three-month and year-to-date periods ended September 30, 2005, the company recorded an investment loss of $48,000 and investment income of $1.9 million, respectively. The year-to-date investment income reflects principally two final cash distributions totaling $2.1 million from ISC Guernsey, a minority owned entity that realized a significant gain from the sale of stock in a U.K. based company in 2004, offset in part by aggregate investment losses of $209,000 in the second and third quarters of 2005. In the three and nine month periods of 2004, the company recorded investment income of $1.7 million and $1.4 million, respectively. Investment income in 2004 includes the first cash distribution of $1.6 million related to the ISC Guernsey investment and several other smaller investment gains and losses as previously reported. The company does not expect any additional cash distributions from ISC Guernsey in the future.

At September 30, 2005, the company's balance sheet includes $6.0 million in current net deferred revenue comprised of amounts recorded by its four consolidated subsidiaries, net of associated costs, that is expected to be recognized within the next twelve months.

Conference Call Information

As announced previously, Intelligent Systems has scheduled a conference call for today at 11 AM ET to discuss the results of the third quarter and year-to-date periods for 2005. The call-in number is 877-226-7144. A transcript of the conference call is expected to be available by the end of business today by logging onto www.intelsys.com and clicking on the earnings conference call icon. The replay will be available for twelve months.

About Intelligent Systems Corporation

For over thirty years, Intelligent Systems Corporation (AMEX:INS) has identified, created, operated and grown early stage technology companies. The company's consolidated subsidiaries include VISaer, Inc. (www.visaer.com), QS Technologies, Inc. (www.qsinc.com), CoreCard Software, Inc. (www.corecard.com), (all software companies) and ChemFree Corporation (www.chemfree.com), (an industrial products company). Since 1990, the company has operated the Gwinnett Innovation Park (formerly the Intelligent Systems Incubator), an award-winning pioneer in privately sponsored incubators. Further information is available on the company's website at www.intelsys.com, or by calling the company at 770/381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise.

               CONSOLIDATED STATEMENTS OF OPERATIONS
            (unaudited, in thousands, except share amounts)

                           Three Months            Nine Months
                          Ended Sept. 30,         Ended Sept. 30,
                         2005         2004       2005        2004
 --------------------------------------------------------------------
 Revenue
  Products            $  1,637    $  4,291    $  6,520    $  9,303
  Services               1,641       6,125       4,998       9,068
 --------------------------------------------------------------------
 Total revenue           3,278      10,416      11,518      18,371
 --------------------------------------------------------------------
 Cost of sales
  Products                 735       1,054       2,466       2,843
  Services                 787       2,775       2,636       4,292
 --------------------------------------------------------------------
  Total cost of sales    1,522       3,829       5,102       7,135
 --------------------------------------------------------------------
 Operating expenses
  Marketing                457         634       1,599       1,981
  General &
   administrative          951         996       2,710       2,805
  Research &
   development           1,742       1,684       5,044       5,885
 --------------------------------------------------------------------
 Income (loss) from
  operations            (1,394)      3,273      (2,937)        565
 --------------------------------------------------------------------
 Other income
  (expense), net:
  Interest income
   (expense), net            1           2          20          (6)
  Investment income
   (loss), net             (48)      1,728       1,908(a)    1,357(b)
 Equity in income of
  affiliate companies      358          46         393          59
  Other income (loss)
   net                     (22)        (33)         (1)         17
 --------------------------------------------------------------------
 Income (loss) before
  income tax provision  (1,105)      5,016        (617)      1,992
 --------------------------------------------------------------------
 Income tax provision       53          --          65          --
 --------------------------------------------------------------------
 Net income (loss)    $ (1,158)   $  5,016    $   (682)   $  1,992
 ====================================================================
 Basic net income
  (loss) per share    $  (0.26)   $   1.12    $  (0.15)   $   0.44
 ====================================================================
  Diluted net income
 (loss) per share     $  (0.26)   $   1.09    $  (0.15)   $   0.43
 ====================================================================
 Basic weighted
  average shares
  outstanding        4,478,971   4,478,971   4,478,971   4,478,971
====================================================================
 Diluted weighted
  average shares
  outstanding        4,478,971   4,584,210   4,478,971   4,585,742
====================================================================

 a.   Includes $2.1 million gain on investment, offset by $209,000 of investment losses.

 b.   Includes investment gains aggregating $2.0 million, offset by
      $639,000 of investment write-downs.

              CONDENSED CONSOLIDATED BALANCE SHEETS
                         (in thousands)

                                   September 30,      December 31,
                                        2005               2004
 --------------------------------------------------------------------
 ASSETS                             (unaudited)
 --------------------------------------------------------------------
 Current assets:
   Cash                              $ 1,674               $670
   Accounts receivable, net            2,133              2,931
   Inventories                           802                653
   Other current assets                  360                217
 --------------------------------------------------------------------
  Total current assets                 4,969              4,471
 --------------------------------------------------------------------
 Long-term investments                 4,907              4,879
 Property and equipment, at
  cost less accumulated
  depreciation                           859                781
 Intangibles, net                      2,622              2,748
 Other assets, net                        17                 25
 --------------------------------------------------------------------
 Total assets                        $13,374           $ 12,904
 ====================================================================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 --------------------------------------------------------------------
 Current liabilities:
   Short-term borrowings                $ --              $ 267
   Accounts payable                      884                867
   Deferred revenue                    6,029              4,895
   Accrued payroll                       999                928
   Accrued expenses and
    other current liabilities            777                552
 --------------------------------------------------------------------
  Total current liabilities            8,689              7,509
 --------------------------------------------------------------------
 Long-term liabilities                   238                310
 --------------------------------------------------------------------
 Minority interest                     1,516              1,516
 --------------------------------------------------------------------
 Total stockholders' equity            2,931              3,569
 --------------------------------------------------------------------
 Total liabilities and
  stockholders' equity              $ 13,374           $ 12,904
 ====================================================================

CONTACT:  Intelligent Systems Corporation
          Bonnie Herron
          (770) 564-5504
          bherron@intelsys.com